EXHIBIT 10.4



                              AMENDMENT AGREEMENT AND
                         CERTIFICATION OF AGREEMENT OF TRUST

    AGREEMENT by and between Simmons Company, a Delaware corporation ("Simmons"), and NationsBank, N.A. (South), a banking corporation, solely as trustee (the "Trustee") of the Simmons Company Employee Stock Ownership Trust (the "Trust").

                              Second Amendment
                              ----------------

    WHEREAS, Simmons and the Trustee are parties to an Agreement of Trust dated January 17, 1989, as amended by Agreement dated as of March 11, 1991 (the "Trust Agreement"), and

    WHEREAS, Simmons and the Trustee now wish to amend the Trust Agreement. NOW, THEREFORE, FOR DUE AND VALUABLE CONSIDERATION THE RECEIPT OF WHICH
IS HEREBY ACKNOWLEDGED IT IS AGREED:

    1. A new Section XXIIA of the Trust Agreement is added, to read in its entirety as follows:

          Section XXIIA. Notwithstanding any other provision of this Agreement providing for the Trustee to act in accordance with directions given by the Committee or by the Company, in connection with those transactions contemplated by that certain Acquisition Agreement (as such term is defined in Section 1.01 of the Plan document), the Trustee hereunder shall serve in the capacity of an independent corporate fiduciary. In such capacity the Trustee shall evaluate the transactions proposed or contemplated by such Acquisition Agreement, for the purpose of making such determinations as are necessary or appropriate under such circumstances, may enter into such agreements, including such Acquisition Agreement, on such terms and conditions as are deemed by the Trustee to be prudent and in the interests of participants and beneficiaries, and may take such further actions in connection therewith as the Trustee deems appropriate in the exercise of its fiduciary responsibility, in each case without direction by the Company or by the Committee.

                               Certification
                               -------------

    The Trustee and the Company certify that (a) the Agreement of Trust, dated January 17, 1989, by and between the Company and the Trustee, atrue and correct copy of which is attached hereto as Exhibit A, (b) the Amendment Agreement dated as of March 11, 1991 by and between the Company and the Trustee, a true and correct copy of which is attached hereto as Exhibit B, and (c) the Second Amendment to the Trust, as set forth in this instrument, comprise the Agreement of Trust for the Simmons Company Employee Stock Ownership Plan and set forth the full and complete understanding and agreement of the Company and the Trustee respecting the Trust.

          IN WITNESS WHEREOF, the Company and the Trustee have
caused this instrument to be executed by their duly authorized
representatives on this 22nd day of    March      , 1996.
                        -----          -----

Attest:                         SIMMONS COMPANY



/s/ Roger W. Franklin           By    /s/ Zenon S. Nie
- -------------------------          ---------------------------------
Asst. Secretary                     Chief Executive Officer



(Corporate Seal)


Attest:                         TRUSTEE:
                                NATIONSBANK, N.A. (SOUTH),
                                solely as Trustee


/s/ Ernest F. Ritter, Jr.       By:    /s/ M. Carole Trizzino
- --------------------------          -------------------------------
Title: Sr. Vice President       Title:     Vice President

                                    EXHIBIT A


                               AGREEMENT OF TRUST

                               AGREEMENT OF TRUST

                                     FOR THE

                                 SIMMONS COMPANY

                          EMPLOYEE STOCK OWNERSHIP PLAN

          THIS AGREEMENT made this 17 day of January, 1989, by and between SIMMONS COMPANY (the "Company"), a corporation organized under the laws of the State of Delaware

                              a
                                   n
                                        d

CITIZENS AND SOUTHERN TRUST COMPANY (GEORGIA), N.A., a banking corporation organized under the laws of the United States (the "Trustee"),

                                WITNESSETH THAT:

          WHEREAS, effective January 31, 1989 the Company adopted the Simmons Company Employee Stock Ownership Plan (the "Plan"); and

          WHEREAS, effective on the date of this Agreement, the Company wishes to establish a Trust to hold contributions made under the Plan; and

          WHEREAS, the Trustee is willing to accept and hold such contributions made under the Plan in trust in accordance with the terms and conditions hereinafter set forth,

          NOW THEREFORE, the parties hereto, intending to be legally bound hereby, do mutually covenant and agree as follows:

          SECTION I.  Unless otherwise defined herein, the terms used in this
          ---------
Agreement of Trust shall have the same meaning as are ascribed to such terms in the Plan or the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), unless the context clearly indicates a different intended meaning. In the event that there should be any conflict between the meaning of a term in the Plan and the meaning of the same term under ERISA, the latter meaning shall govern. All of the terms of the Plan are incorporated herein by reference.

          SECTION II.  The Trustee hereby establishes a Trust consisting of such
          ----------
sums of money or shares of Company Stock as shall from time to time be paid or delivered to the Trustee by the Company, or a predecessor trustee pursuant to the provisions of the Plan. Such contributions, together with all investments and reinvestments thereof and all income, earnings and profits thereon, less any losses and authorized payments or transfers therefrom, which are hereinafter referred to collectively as the "Trust Assets," shall be received and held by the Trustee in trust upon the terms and conditions of this Agreement of Trust and subject to the provisions of the Plan. The Trust Assets shall be held for the exclusive purpose of providing benefits to Participants in the Plan and their beneficiaries and defraying reasonable costs of administering the Plan. The Trust Assets shall never be used for the benefit of or diverted to an employer, except as provided below:

          (a) In the event that any contribution to the Trust is made by the Company under a mistake of fact, at the direction of such Company, the Trustee shall return such contribution within one year after the date of payment of the contribution.

          (b) Each contribution which is made by the Company hereunder shall be conditioned upon the initial qualification of the Plan pursuant to section 401 of the Internal Revenue Code of 1986, as amended (the "Code"). In the event that the Plan does not so qualify under section 401, at the direction of the Company, the Trustee shall return such contributions to the Company, within one year after the date of the final disposition of the denial of qualification of the Plan.

          (c) Each contribution that is made by the Company hereunder shall be conditioned upon the deductibility of the contribution under section 404 of the Code. In the event that the deduction should be disallowed under section 404 of the Code, upon direction of the Company, the Trustee shall return such contribution to the Company, within one year after the disallowance of the deduction.

          SECTION III.  The Trust herein established is intended to comply with
          -----------
ERISA and to continue to be a qualified exempt trust under sections 401(a) and 501(a) of the Code, or any successor statutory provisions. This Agreement of Trust and the trust fund created hereby are subject to the following express conditions subsequent, the occurrence of either of which shall permit the Company and the Trustee, upon written election delivered to the other within thirty (30) days after such occurrence, to be excused from performance hereunder and released from their respective obligations contained herein:

          (a) The Trust and the Plan shall be determined not to meet the exemption and qualification requirements, respectively, of the Code, and the regulations issued thereunder, so as to deny the deduction for federal income tax purposes of the amounts contributed by the Company to the Trust and so that such contributions would be taxable to Participants as income in the year of contribution; and

          (b) The Plan and Trust shall be determined not to meet all of the requirements of ERISA.

          SECTION IV.  The Plan shall be administered by the Committee provided
          ----------
for in the Plan, and the Trustee shall not be responsible in any respect for such administration, for the collection of any funds required to be contributed by the Company or for the sufficiency of the Trust to provide the benefits granted in the Plan. The duties of the Trustee are to hold the Trust Assets as a trust fund and to invest and manage the same in the manner hereinafter provided and as provided in ERISA. The Trustee shall from time to time make disbursements from the Trust in accordance with the written directions of the Committee. Such directions need not specify the application to be made of disbursements so directed, provided the Committee shall certify that such monies or securities are to be used solely for the purposes set forth in the Plan.

          SECTION V.  The Trustee shall discharge all of its duties hereunder
          ---------
with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims and, with respect to Trust Assets other than Company Stock, by diversifying the investments held hereunder so as to minimize the risk of large losses unless under the Plan or circumstances prevailing from time to time it clearly would not be prudent to diversify.

          SECTION VI.  (a)   As directed by the Committee, the Trustee shall
          ----------
invest and reinvest the Trust Assets primarily in Company Stock, in accordance with the terms of the Plan and this Agreement. The Trustee may invest and hold up to one hundred percent (100%) of the Trust Assets in Company Stock, if so directed by the Committee. The Trustee may dispose of Company Stock only if so specifically directed in writing by the Committee (with the approval of the Company's Board of Directors). Notwithstanding any other provisions of this Agreement of Trust or the Plan, the initial purchase of all or substantially all the outstanding shares of Company Stock, using the proceeds of a Loan, shall be effected by the Trustee without direction from the Committee and pursuant to the Trustee's determination (in the exercise of its reasonable judgment) that such transaction is in the best interests of Participants and is in compliance with all applicable provisions of the Code and ERISA.

          (b) The Trustee shall invest and reinvest the principal of the Trust not invested in Company Stock pursuant to the directions of the Committee and, in the absence of such directions, shall invest and reinvest such principal in its sole discretion, and shall keep the Trust Assets invested, without distinction between principal and income, in any bonds, debentures, notes, equipment trust certificates, investment trust certificates, mortgages and mortgage participations, savings accounts (including those maintained by the Trustee), deposit administration contracts, group or individual annuity contracts, variable annuity contracts, common trust funds or collective funds for qualified employee benefit plans (including those maintained by the Trustee), securities of investment companies or funds (open-end or otherwise), preferred stocks, common stocks, or other securities or property, real or personal, or part interest therein, in compliance with ERISA and other applicable law and as provided in the Plan, but without regard to any restriction under any other present or future laws relating to investments by trustees. Without liability for interest, the Trustee may keep a portion of the Trust Assets in the form of cash or cash balances as is necessary from time to time to meet contemplated payments from the Trust.

          (c) The Trustee shall not maintain indicia of ownership of any asset held in this Trust outside the jurisdiction of a United States District Court unless such holding is approved through ruling or regulation promulgated under ERISA by the Secretary of Labor.

          (d) The Committee shall assume the responsibility and liability for the prudence of investments directed by it under this Section. The Committee may delegate to the Trustee the responsibility for investing Trust Assets other than Company Stock.

          (e) In the event that the Trustee is directed to dispose of any Company Stock held as Trust Assets, under circumstances which require registration and/or qualification of the securities under applicable federal or state securities laws, then the Company, at its own expense, will take, or cause to be taken, any and all such actions as may be necessary or appropriate to effect such registration and/or qualification.

          SECTION VII.  (a)   In the administration of the Trust, subject to the
          -----------
provisions of ERISA and to subsection (b) of this Section, the Trustee shall have full power and authority, without the necessity of obtaining the consent of any court or any other consent whatsoever, to do all acts and things, to execute, acknowledge and deliver all instruments and to exercise any and all powers, authorities and discretions which would be lawful for it were it, in its own right, the actual owner of the monies, securities and property constituting the Trust Assets, including by way of illustration, but not limitation, any of the following:

               (1) to sell, exchange, convey, transfer or otherwise dispose of any property held in the Trust by private contract or at public auction, and no person dealing with the Trustee shall be bound to see to the application of the purchase money or inquire into the validity, expediency or propriety of such sale or other disposition;

               (2) With respect to any securities or stock other than shares of Company Stock, to: exercise the voting rights of such stocks, bonds, or other securities; give general or special proxies or powers of attorney with or without power of substitution; exercise any conversion privileges, subscription rights or other options and to make any payment incidental thereto; consent to or otherwise participate in corporate reorganizations or other changes affecting corporate securities and to delegate discretionary powers to pay any assessments or charges in connection therewith; and generally exercise any of the powers of an owner with respect to such stocks other than Company Stock, bonds, securities other than Company Stock or other property held in the Trust;

               (3) to make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

               (4) to register any security held in the Trust in its own name as Trustee or in the name of a nominee and to hold any security in bearer form, but the books and records of the Trustee shall show that all such securities are part of the Trust;

               (5) to appoint an investment manager or managers to manage any assets of the Plan other than Company Stock; and

               (6)   to employ suitable agents and counsel.

          (b) With respect to the Company Stock held in the Plan, the Trustee shall have the authority and power to do any of the following in accordance with the directions of the Committee:

               (1) contract or otherwise enter into transactions for the purpose of acquiring or selling Company Stock, including any transactions with the Company or any Company stockholder which are not prohibited transactions under ERISA;

               (2) borrow from any lender (including the Company) to finance the acquisition of Company Stock, on terms and conditions satisfying Section
5.04 of the Plan, and giving its note as the Trustee of this Trust, and such interest and security for the Loan as may be appropriate or necessary, provided that such Loan shall comply in full with Section 5.04 of the Plan;

               (3) vote Company Stock held in the Trust as directed by the Committee or as otherwise provided in the Plan, or otherwise consent to or request any action on the part of an issuer of Company Stock in person or by proxy as directed by the Committee;

               (4) participate in reorganizations, recapitalizations, consolidations, mergers and similar transactions with respect to Company Stock held in the Plan.

Notwithstanding anything in the Plan or this Trust Agreement to the contrary, the Trustee shall be obligated to follow any such directions from the Committee as are consistent with the provisions of the Plan, this Agreement of Trust and ERISA.

          SECTION VIII.  The Trustee shall not engage in or cause the Trust to
          ------------
engage in any transaction, except as permitted under section 408 of ERISA, regulations issued thereunder or administrative exemption, if it knows, or should know, that such transaction constitutes a direct or indirect:

          (a) sale or exchange or leasing of any property between the Plan and a party in interest, as defined in section 3(14) of ERISA ("Party in Interest");

          (b) lending of money or extension of credit between the Trust and a Party in Interest;

          (c) furnishing of goods, services or facilities between the Trust and a Party in Interest;

          (d) transfer to or use by or for the benefit of a Party in Interest of any Plan Assets; or

          (e) acquisition, on behalf of the Plan, of any employer real property or employer security other than Company Stock in violation of ERISA.

          SECTION IX.  The expenses incurred by the Trustee in the performance
          ----------
of its duties, including fees for legal services rendered to the Trustee; such compensation to the Trustee as may be agreed upon in writing from time to time between the Company and the Trustee; the costs of, and the premiums for, any fiduciary bonds required by, and fiduciary insurance authorized by, ERISA; and all other proper charges and disbursements of the

Trustee, shall be paid by the Company, and if not paid by the Company, shall be charged against the assets of the Trust. Notwithstanding the foregoing sentence, no Trustee who receives full-time pay from the Company shall receive compensation for his services as a Trustee, except for reimbursement of expenses properly and actually incurred. All taxes of any and all kinds whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust or the income thereof shall be paid from the Trust; provided, however, that in the event the Company shall notify the Trustee that, in the opinion of their counsel, any such taxes are unlawfully or excessively assessed, the Trustee shall, at the expense of the Company, join with the Company to contest the validity of such assessment in any manner deemed appropriate by the Company or their counsel.

          SECTION X.  The Trustee shall not be liable for the making, retention,
          ---------
or sale of any investment or reinvestment made as herein provided nor for any loss to or diminution of the Trust Assets, unless due to a breach of its fiduciary duties pursuant to Title I of ERISA. The Trustee may from time to time consult with counsel, who may be counsel to the Company, and shall be fully protected in legal questions when acting upon the advice of such counsel.

          SECTION XI.  The Trustee shall keep accurate and detailed accounts of
          ----------
all investments, receipts, disbursements and other transactions hereunder, and all accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Company or the Committee. Within ninety (90) days following the close of each Plan Year of the Trust and within ninety (90) days, unless such period be waived, after the removal or resignation of a Trustee as provided for in this Agreement of Trust, the Trustee shall file with the Company and the Committee a written report setting forth all investments, receipts, disbursements and other transactions effected by it during such Plan Year or during the period from the close of the last Plan Year to the date of such removal or resignation including a description of all securities and investments, purchases and sales and showing all cash, securities and other property held at the close of such Plan Year or other period, valued currently, and such other information as may be required of the Trustee under any applicable law. Upon the expiration of ninety (90) days from the date of filing such annual or other report, the Trustee shall be forever released and discharged from all liability and accountability to anyone with respect to the propriety of its acts and transactions shown in such report, except with respect to any such acts or transactions as to which the Company or the Committee shall within such ninety (90) day period file with the Trustee written objections and except for loss to or diminution of the Trust resulting from a violation of its fiduciary duties under Title I of ERISA.

          Nothing contained herein shall be construed or interpreted to deny the Trustee the right to have its account judicially determined.

          Except as otherwise provided in Section 5.02 of the Plan, the Trustee shall determine the fair market value of the Trust Assets at such times as may be required to carry out the provisions of the Plan but shall do so at least annually.

          All records and accounts maintained by the Trustee with respect to the Trust shall be preserved for such period as may be required under any applicable law. Upon the expiration of any such required retention period, the Trustee shall have the right to destroy such records and accounts after first notifying the Company in writing of such intention and transferring to the Company any such records and accounts requested. The Trustee shall have the right to preserve all records and accounts in original form, or on microfilm, magnetic tape, or any other similar process.

          SECTION XII.  The Trustee shall make distributions from the Trust, at
          -----------
such times and in such amounts of Company Stock and/or cash, to the person entitled thereto under the Plan, as the Committee directs in writing. Any undistributed portion of a Participant's Company Stock and/or Other Investment Accounts under the Plan shall be retained in the Trust until the Committee directs its distribution. If distribution is directed in Company Stock, the Trustee or the Committee shall cause the Company to issue an appropriate stock certificate to the person entitled thereto, to be delivered to such person by the Committee; provided that the Trustee and the Company shall comply with the provisions of Section 5.04 of the Plan relating to the repurchase of Company Stock by the Trust or by the Company. Any cash distribution shall be made by the Trustee furnishing its check to the Committee for delivery to the Participant (or Beneficiary).

          SECTION XIII.  The Trustee may resign at any time upon thirty (30)
          ------------
days' notice in writing to the Company. Any Trustee may be removed by the Company at any time upon proper appointment by the Company of an appropriate successor trustee. Upon such resignation or removal of a Trustee, the Company shall appoint a successor trustee or trustees, who shall have all the powers and duties conferred upon the original Trustee hereunder and, upon acceptance of such appointment by the successor trustee or trustees, the Trustee shall assign, transfer, pay over and deliver to such successor trustee or trustees the total funds and properties then constituting the Trust. The Company may appoint an additional trustee or trustees at any time, provided that such appointment shall be made subject to acceptance by such additional trustee or trustees of the terms and conditions of this Agreement of Trust and subject to the execution by such additional trustee or trustees of a joinder hereto.

          SECTION XIV.  Any action by the Company pursuant to any of the
          -----------
provisions of this Agreement of Trust shall be evidenced by a resolution of the Board of Directors of the Company certified to the Trustee over the signature of its Secretary or Assistant Secretary under corporate seal; the Trustee shall be fully protected in acting in accordance with such writings. All requisitions, orders, requests, and instructions of the Committee to the Trustee shall be in writing and signed by the Committee and the Trustee shall be fully protected in acting in accordance with such requisitions, orders, requests and instructions. The Company shall at all times keep the Trustee advised of the names and specimen signatures of all members of the Committee and the individuals authorized to sign on behalf of the Committee.

          SECTION XV.  In the event of the termination of the Plan as provided
          ----------
herein, the Trustee shall make distribution of the Trust Assets in accordance with the written instructions of the Company; provided such instructions are consistent with the terms of the Plan and any applicable provisions of ERISA; provided further that no such distribution shall be required to be made by the Trustee prior to the time the Company receives a favorable written determination from the Internal Revenue Service with respect to the qualified status of the Plan, as terminated, under section 401(a) of the Code and the tax-exempt status of the Trust under section 501(a) of the Code, or the Company agrees, in an agreement acceptable to the Trustee, to indemnify the Trustee for any liability it may incur, whether for taxes or otherwise, by reason of such distribution constituting a violation of ERISA or the qualification requirements of the Code.

          SECTION XVI.  Subject to Section XXII (g) hereof, the Company may at
          -----------
any time amend, modify, revise, change or discontinue this Agreement of Trust; provided, however, that, subject to the provisions of Sections II and III of this Agreement of Trust, no part of the corpus of, or the income from, the Trust shall be recovered by the Company or be used for or diverted to purposes other than for the exclusive benefit of the Participants under the Plan and their beneficiaries and for the proper charges and expenses of the Plan and the Trust. Any such action may be retroactive in effect if necessary to permit the Plan or this Agreement of Trust to meet the requirements of the Code, or the corresponding provisions of any subsequent revenue law, or to permit the Plan or the Agreement of Trust to meet the requirements of ERISA.

          SECTION XVII.  The income and principal of the Trust are for the sole
          ------------
use and benefit of the Participants under the Plan and their beneficiaries and, to the extent permitted by law, shall be free, clear and discharged of and from, and are not to be in any way liable for, debts, contracts or agreements now contracted or which may hereafter be contracted, and from all claims and liabilities now or hereafter incurred by any Participant or his beneficiary. No participant under the Plan or his beneficiary shall have the right to commute, withdraw, surrender, encumber, alienate or assign any of the income or principal of the Trust or any of the benefits to become due under this Agreement of Trust or the Plan except as specifically provided by the terms of this Agreement of Trust or the Plan.

          SECTION XVIII.  In any application to the courts for any
          -------------
interpretation of this Agreement of Trust or for an accounting by the Trustee, only the Trustee and the Company shall be necessary parties; and, unless otherwise ordered by the court entertaining jurisdiction thereover, no Participant under the Plan shall be entitled to any notice or service of process. Any final judgment entered in such an action or proceeding shall be conclusive upon all persons claiming under this Agreement of Trust.

          SECTION XIX.  The Trustee may combine and commingle all contributions
          -----------
received from the Company with respect to the Plan, but the Trustee shall maintain sufficient records for the purpose of making proper determinations and distributions of vested interests of Participants hereunder. The interest of any Participant in the Trust shall be as provided in the Plan and as shown upon the books of the Committee.

          SECTION XX.  Any corporation or other entity into which the Company
          ----------
may be merged or with which it may be consolidated, or any corporation or other entity succeeding to all or a substantial part of the business of the Company may become a Company hereunder if it elects to assume or continue the Plan and this Agreement of Trust and files a notice in writing to that effect with the Trustee. In the event that the Company authorizes and directs that the assets of another plan be merged into, consolidated with or transferred to this Trust, the Trustee shall take no action with regard to such merger, consolidation or transfer until it has been notified in writing by the Committee that each participant or beneficiary covered under the plan the assets of which are to be merged, consolidated or transferred would (if the plan had then terminated) receive a benefit immediately after such merger, consolidation of transfer which is no less than the benefit he would have been entitled to receive immediately before such merger, consolidation or transfer (if the plan had then terminated).

          SECTION XXI.  Except as provided in ERISA, neither the Company, the
          -----------
Committee, nor the Trustee shall be liable to any person whatsoever under the provisions of this Agreement of Trust or the Plan beyond the assets of the Trust. Nothing in this Agreement of Trust or in the Plan nor anything done in pursuance of this Agreement of Trust or the Plan shall be held or construed to give any Participant, or his beneficiaries, spouse, heirs at law or estate, rights to any benefits under this Agreement of

Trust or under the Plan except as specifically provided herein and in the Plan, or to create a contract or liability against the Company.

          SECTION XXII.  (a)   The Company hereby agrees to discharge, indemnify
          ------------
and hold the Trustee and its shareholders, directors, officers, employees, representatives and agents (hereinafter collectively referred to as the "Indemnitees") harmless from and against (i) any and all costs and expenses incurred by any Indemnitee in the enforcement of the provisions of this Section XXII including but not limited to attorneys' fees and court costs, except where it has been determined that the Indemnitee has been guilty of willful misconduct or gross negligence and (ii) except for any of the following that may result from the willful misconduct or gross negligence of any Indemnitee any and all past, present or future claims, demands, damages, liabilities, losses, and expenses (including but not limited to, attorneys' fees, court costs, judgments, fines, and excise taxes) incurred by any one or more of the Indemnitees in connection with actions, proceedings or suits of any kind or nature whatsoever, whether civil, criminal, administrative or investigative, arising from or in any way relating to actions taken, or actions not taken, by any one or more of the Indemnitees, in connection with the Trustee serving as the trustee of the Trust, including, but not limited to, any actions taken, or actions not taken, pursuant to the direction or request of the Committee, or of the Board of Directors of the Company or of the participants in the Plan. In the event that it is ultimately determined that the Indemnitees have been guilty of willful misconduct or gross negligence, the Trustee shall cause the Indemnitee who received any indemnity payments to reimburse the Company for any amounts so paid by the Company pursuant to this Section XXII.

          (b)   Subject to the indemnity and limitation set forth in subsection
(a) above, the Company agrees to defend against any proceeding instituted, claims brought or actions filed against or relating to any one or more of the Indemnitees with respect to the Plan and Trust, whether the proceedings, claims or actions are rightfully or wrongfully instituted, brought or filed. Subject to the indemnity and limitation set forth in subsection (a) above, if a proceeding, claim or action should be instituted, brought or filed against one or more of the Indemnitees with respect to the Plan or Trust, such Indemnitees shall promptly notify the Company of the institution of the proceeding, claim or action and afford the Company a reasonable opportunity to assume control of the defense thereof or otherwise protect its interest with respect thereto. The Trustee and the Indemnitees involved, as applicable, shall participate in that defense only to the extent as specifically requested by the Company, or to the extent necessary to protect the interests of the Trustee or the Indemnitees as applicable because of the failure of the Company to assume and conduct that defense in a manner reasonably acceptable to the Trustee or acknowledge its liability to the Trustee or Indemnitees as applicable in which case the Trustee shall have the right notwithstanding anything in this Agreement to the contrary to retain its own separate counsel, the reasonable fees and expenses of which counsel shall be paid by the Company.

          (c) If for any reason the foregoing indemnification is unavailable to any of the Indemnitees or is insufficient to hold any Indemnitee harmless, the Company shall contribute to the amount paid or payable by that Indemnitee as a result of a claim, demand, damage, liability, loss or expense in the proportion that is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Indemnitee on the other hand, but also the relative fault of the Company and the Indemnitee, as well as any relevant equitable considerations.

          (d) Subject to subsection (h) below, the provisions of this Section XXII shall be binding upon and inure to the benefit of the assigns, successors and legal representatives of the parties hereto. Notwithstanding Section XX hereof, the Company hereby agrees that it shall not merge or consolidate with any other entity or corporation in a transaction after which the Company is not the surviving entity, nor shall it sell all or a significant portion of its stock or assets to another person, corporation, or other entity until the other person, corporation, or other entity expressly assumes the duties and obligations of the Company under this Section XXII.

          (e) The parties agree that this Section XXII shall remain in full force and effect notwithstanding any amendments or restatements of the Plan.

          (f) The parties agree that this Section XXII shall apply from the date upon which the Trustee became trustee of the Trust and shall remain in full force and effect with regard to any events covered hereunder, irrespective of whether of the Trustee is then serving as trustee of the Trust.

          (g) The parties agree that in the event a court of competent jurisdiction holds that any part of this Section XXII is invalid or unenforceable, the remaining provisions of this Section XXII shall remain in full force and effect as if the provisions held invalid or unenforceable were never a part hereto.

          (h) This Section XII may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          (i) The parties agree that the indemnity provided by this Section XXII relates only to the Trustee whose name appears on the signature page hereof, its assigns, successors and legal representatives and the Indemnitees described above. In no event shall such indemnity extend to any successor trustee or trustees appointed pursuant to
Section XIII without the express prior written consent of the Company.

          SECTION XXIII.  The Agreement of Trust hereunder shall be governed by,
          -------------
and construed in accordance with, the laws of the State of Georgia except to the extent that the laws of the State of Georgia have been specifically pre-empted by ERISA or other federal legislation.

          SECTION XXIV.  As used herein, each gender shall include all other
          ------------
genders and the singular shall include the plural and the plural shall include the singular in all cases where such meaning would be appropriate.

          SECTION XXV.  The Trustee by joining in the execution of this
          -----------
Agreement of Trust hereby signifies its acceptance of this Agreement of Trust, and agrees to hold the Trust Assets in trust, subject to all the terms and conditions of the Plan and this Agreement of Trust.

          IN WITNESS WHEREOF, the Company and the Trustee have caused the due execution hereof the day and year first above written.


Attest:                            SIMMONS COMPANY


/s/                                By /s/
- ----------------------------       --------------------------------
          Secretary                          President

(Corporate Seal)

Attest:                            TRUSTEE:
                                   CITIZENS AND SOUTHERN TRUST
                                     COMPANY (GEORGIA), N.A.,
                                     solely as Trustee

                                   By /s/ Ernest F. Ritter, Jr.
- ----------------------------       --------------------------------
Title:                             Title:    Vice President

                  ***PLEASE DO NOT TAKE OUT THIS PAGE BREAK***

                               AMENDMENT AGREEMENT

         AGREEMENT by and between Simmons Company, a Delaware corporation ("Simmons"), and Citizens and Southern Trust Company (Georgia), N.A., a banking corporation, individually and as trustee of the Simmons Company Employee Stock Ownership Plan (the "Trustee"), dated as of March 11, 1991.

         WHEREAS, Simmons and the Trustee are parties to an Agreement of Trust dated January 17, 1989 (the "Trust Agreement"), and

         WHEREAS, Simmons and the Trustee now wish to amend the Trust Agreement.

         NOW, THEREFORE, FOR DUE AND VALUABLE CONSIDERATION THE RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED IT IS AGREED:

         1. Section XXII of the Trust Agreement is amended so that it reads in its entirety as follows:

              SECTION XXII. (a) The Company hereby agrees to discharge,
              ------------
          indemnify and hold the Trustee and its shareholders, directors, officers, employees, representatives and agents (hereinafter from time to time referred to individually as an "Indemnitee" and collectively as the "Indemnitees") harmless from and against (i) any and all costs and expenses ("Expenses") incurred by any Indemnitee in the enforcement of the provisions of this Section XXII including but not limited to attorneys' fees and court costs, except where it has been determined that the Indemnitee has been guilty of willful misconduct or gross negligence; provided, however, that such Expenses, together with all
                       -----------------
     Defense Costs (as defined below), shall not exceed Two Million ($2,000,000) Dollars in the aggregate if they were incurred enforcing these provisions in connection with a claim for indemnification by an Indemnitee, directly or indirectly arising out of or in connection with, the establishment or institution of the Plan or Trust, the purchase of Company Stock by the Trust, the extension of credit by the Company to the Trust or any other transaction related thereto, including, without limitation, the Trustee's execution of the Release, Covenant Not to Sue and Amendment Agreement, dated as of March 11, 1991, executed by Citizens and Southern Trust Company (Georgia), N.A., both in its individual capacity and as trustee for the benefit of the individuals named at the end thereof and Simmons (collectively, the "ESOP Transaction"), or any action taken, or omitted to be taken, by the Trustee, the Company, the Plan, the Trust or any other person with respect to the ESOP Transaction; and (ii) except for any of the following that may result from the willful misconduct or gross negligence of any Indemnitee, any and all past, present or future claims, demands, damages, liabilities, losses (collectively, "Losses"), and expenses (including but not limited to, attorneys' fees, court costs, judgements, fines, and excise taxes) (such expenses being "Defense Costs") incurred by any one or more of the Indemnitees in connection with actions, proceedings or suits of any kind or nature whatsoever, whether civil, criminal, administrative or investigative, arising from or in any way relating to actions taken, or actions not taken, by any one or more of the Indemnitees, in connection with the Trustee serving as trustee of the Trust, including but not limited to any actions taken or actions not taken by the Trustee serving as trustee under the Trust pursuant to the direction or request of the Committee, or of the Board of Directors of the Company or of the participants in the Plan; provided, however, that all Defense
                               --------  -------
     Costs, together with all Expenses, shall not exceed Two Million ($2,000,000) Dollars in the aggregate if they were incurred, directly or indirectly in connection with any Losses arising out of the ESOP Transaction, or any action taken, or omitted to be taken, by the Trustee, the Company, the Plan, the Trust or any other person with respect to the ESOP Transaction and provided, further, that the Company's obligation to
                          --------  -------
     discharge, indemnify and hold the Indemnitees harmless pursuant to this Section XXII shall not exceed Ten Million ($10,000,000) Dollars with respect to Losses arising out of, or in connection with, the ESOP Transaction or any action taken, or omitted to be taken, by the Trustee, the Company, the Plan, the Trust or any other person with respect to the ESOP Transaction ("ESOP Losses") and an Indemnitee shall only be entitled to such indemnification to the extent that the Indemnitee's ESOP Losses have resulted in a payment by the Plan or the Trust to the Company as a reduction of the Trust's indebtedness to the Company. In the event that it is ultimately determined that the Indemnitee has been guilty of willful misconduct or gross negligence, the Trustee shall cause the Indemnitee who received any indemnity payments to reimburse the Company for any amounts so paid by the Company pursuant to this Section XXII.

         (b) Subject to the indemnity and limitation set forth in subsection (a) above, the Company agrees to defend against any proceeding instituted, claims brought or actions filed against or relating to any one or more of the Indemnitees with respect to the Plan and Trust, whether the proceedings, claims or actions are rightfully or wrongfully instituted, brought or filed. Subject to the indemnity and limitation set forth in subsection (a) above, if a proceeding, claim or action should be instituted, brought or filed against one or more of the Indemnitees with respect to the Plan or Trust, such Indemnities shall promptly notify the Company of the institution of the proceeding, claim or action and afford the Company a reasonable opportunity to assume control of the defense thereof or otherwise protect its interest with respect thereto. The Indemnitees involved, as applicable, shall participate in that defense only to the extent as specifically requested by the Company, or to the extent necessary to protect the interests of the Indemnitees because of the failure of the Company to assume and conduct that defense in a manner reasonably acceptable to the Indemnitees or acknowledge its liability to the Indemnitees in which case the Indemnitees shall have the right notwithstanding anything in this Agreement to the contrary to retain their own separate counsel, the reasonable fees and expenses of which counsel shall be paid by the Company, subject to the limitations of subsection (a) hereof. Notwithstanding the foregoing provisions of this subsection (b), in the case of any claims brought or actions filed with respect to the ESOP Transaction subject to indemnification hereunder, both the Company and the Indemnitees shall have the right to participate fully through counsel of their own choosing in the defense of any such proceeding, claim or action, including, without limitation, the preparation and
     prosecution thereof, and the Company and the Indemnitees shall each use their reasonable best efforts to cooperate with each other and to keep the other fully informed as to all developments, formal or otherwise, with respect thereto. Without limiting the foregoing, the Company shall have the right relating to the ESOP Transaction, or any action taken, or omitted to be taken, by the Trustee, the Company, the Plan, the Trust or any other person with respect to the ESOP transaction, to compromise or settle any such proceeding, claim or action subject to indemnity hereunder if (x) the compromise or settlement results in liability to Trustee of less than $20 million, and (y) the Company has first agreed in writing that it shall not challenge the provisions of this Section XXII. In the event that either (x) or (y) above is not satisfied, the Company shall have no power to compromise a proceeding, claim or action that would result in a payment by an Indemnitee; provided, however, that
                                    --------  -------
     the Company shall not have the right to compromise or settle a proceeding, claim or action relating to the ESOP Transaction, or any action taken, or omitted to be taken, by the Trustee, the Company, the Plan, the Trust or any other person with respect to the ESOP Transaction, if the Trustee objects in writing and if such compromise or settlement would result in a payment by an Indemnitee or Indemnitees of more than $10 million but less than $20 million, in which case if the Indemnitees object to such a compromise or settlement, their entitlement to reimbursement hereunder for any Defense Costs or Expenses shall not exceed One Million ($1,000,000) Dollars, whether incurred before or after the date of their objection. No Indemnitee shall compromise or settle any proceeding, claim or action unless (i) such compromise or settlement includes as an unconditional term thereof the giving of a complete and unconditional release from liability with respect to such claim, action or suit to the Company, (ii) no injunction, declaratory, judgment, other order or other nonmonetary relief is to be entered, directly or indirectly, against the Company, as a result thereof, and (iii) no lien, claim, charge, security or other encumbrance or restriction of any kind upon any asset of the Company, Buyer (as defined below) or any of their affiliates will be created or exist as a direct or indirect result thereof.

         (c) Other than with respect to ESOP Losses, if for any reason the foregoing indemnification is unavailable to any of the Indemnitees or is insufficient to hold any Indemnitee harmless, the Company shall contribute to the amount paid or payable by the Indemnitee as a result of a claim, demand, damage, liability, loss or expense in the proportion that is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Indemnitee on the other hand, but also the relative fault of the Company and the Indemnitee, as well as any relevant equitable considerations.

         (d) Subject to subsection (h) below, the provisions of this Section XXII shall be binding upon and inure to the benefit of the assigns, successors and legal representatives of the parties hereto. Notwithstanding
     Section XX hereof, the Company hereby covenants that it shall not merge or consolidate with any other entity or corporation in a transaction after which the Company is not the surviving entity, nor shall it sell all or a significant portion of its stock or assets to another person, corporation, or other entity until the other person, corporation, or other entity expressly assumes the duties and obligations of the Company under this
     Section XXII; provided, however, the preceding covenant shall not apply to
                   --------  -------
     the sale of stock to Merrill Lynch Capital Appreciation Partnership No. B-XI, L.P., a Delaware limited partnership, ML Offshore LBO Partnership No. B-XI, a Cayman Islands limited partnership, Merrill Lynch Interfunding, Inc., a Delaware corporation, and MLCP Associates L.P. No. II, a Delaware limited partnership (collectively, "Buyer") contemplated by the Stock Purchase Agreement between Buyer, the Company, the Junior Security Holders (as defined therein) and the holder of all the outstanding Management Notes (as defined herein), dated as of March 11, 1991 (the "Stock Purchase Agreement").

         (e) The parties agree that this Section XXII shall remain in full force and effect notwithstanding any amendments or restatements of the Plan.

         (f) The parties agree that this Section XXII shall apply from the date upon which the Trustee became trustee of the Trust and shall remain in full force and effect with regard to any events covered hereunder, irrespective of whether the Trustee is then serving as trustee of the Trust.

         (g) The parties agree that in the event a court of competent jurisdiction holds that any part of this Section XXII is invalid or unenforceable, the remaining provisions of this Section XXII shall remain in full force and effect as if the provisions held invalid or unenforceable were never a part hereto.

         (h) This Section XXII may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

              (i) The parties agrees that the indemnity provided by this Section XXII relates only to the Trustee whose name appears on the signature page hereof, its assigns, successors and legal representatives and the Indemnitees described above. In no event shall such indemnity extend to any successor trustee or trustees appointed pursuant to Section XIII without the express prior written consent of the Company.

              (j) Each party hereto agrees that the rights and remedies of the Trustee and any Indemnitee set forth herein constitute the Trustee's and each Indemnitee's sole claim for, or in respect of, indemnification, contribution or reimbursement and that the Company shall nave no further liability to the Trustee or any Indemnitee, including, without limitation, pursuant to the letter agreement, dated as of November 17, 1988 between the Trustee and the Company, which is hereby terminated and superseded in all respects.

         2. Each party hereto represents and warrants to the other party hereto as follows:

         (a) Such party is a corporation duly organized and validly existing under the laws of the state of its incorporation or the laws of the United States and has the corporate power and authority to execute and deliver this

     Agreement and to consummate the transactions and to perform its obligations contemplated by this Agreement.

         (b) The execution and delivery by such party of this Agreement, and the consummation of the transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action by such party. This Agreement constitutes the legal, valid and binding obligation of such party, enforceable in accordance with its terms.

         3. (a) Neither party to this Agreement shall convey, assign or otherwise transfer any of its rights or obligations under this Agreement without the express written consent of the other party to this Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

         (b) No delay on the part of any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver of any right, power or privilege under this Agreement operate as a waiver of any other right, power or privilege under this Agreement, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Agreement. Nothing herein shall be deemed to be an acknowledgement by

     Simmons of the enforceability of Section XXII of the Trust Agreement.

        (c) This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all other prior agreements or understandings of the parties and relating thereof.

        (d) This Agreement may be modified or amended only by written agreement of the parties to this Agreement.

        (e) This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

        (f) This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia applicable to contracts made and to be performed entirely within such State.

        (g) Each party hereto shall, at the written request of any other party hereto, at any time and from time to time execute and deliver to such other party all such further instruments and take all such further action as may be reasonably necessary or appropriate in order more effectively to confirm or carry out the provisions of this Agreement.

         6. This Agreement shall become effective upon the Closing (as such term is defined in the Stock Purchase Agreement, a copy of which is attached hereto).

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.


                                             SIMMONS COMPANY


                                             By: /s/ R. G. Magnussen
                                                ---------------------------


                                             CITIZENS AND SOUTHERN
                                             TRUST COMPANY (GEORGIA), N.A.,
                                             INDIVIDUALLY AND AS TRUSTEE


                                             By: /s/ T. Stuart Gartner
                                                ---------------------------
                                                  V.P.